Exhibit 21.1

LIST OF EQUIFAX INC. SUBSIDIARIES

Registrant ‑ Equifax Inc. (a Georgia corporation)

The Registrant owns, directly or indirectly, 100% of the following subsidiaries as of December 31, 2019 (all of which are included in the consolidated financial statements), except as noted in the footnotes below:

Name of Subsidiary	State or Country of Incorporation

Anakam Information Solutions, LLC (24)	Delaware
Anakam, Inc.	Delaware
Apac BizInfo Pte Ltd (41)	Singapore
Austin Consolidated Holdings, Inc.	Texas
Barnett Associates Operations, LLC (2)	Missouri
Compliance Data Center LLC (1)	Georgia
Computer Ventures, Inc. (1)	Delaware
Corporate Services LLC. (2)	Alabama
Datalicious Pty Ltd (40)	Australia
Datalicious SAAS Pty Ltd (40)	Australia
DataVision Resources, LLC (2)	Iowa
DataX, Ltd	Nevada
EDX Australia Pty Limited (34)	Australia
EFX de Costa Rica, S.A. (17)	Costa Rica
EFX Financing Unlimited Company (18)	Republic of Ireland
EFX Holdings Ltd. (23)	Mauritius
Equiecua Analytics Services of Risk S.A. (23)	Ecuador
Equifax Acquisition Holdings LLC	Georgia
Equifax Americas ScS (8)	Luxembourg
Equifax Analytics FZE (31)	UAE
Equifax Analytics Private Limited (f/k/a Net Positive) (22)	India
Equifax APAC Finance S.àr.l. (18)	Luxembourg
Equifax APAC Holdings Limited (36)	New Zealand
Equifax Argentina, S.A. (17)(23)	Argentina
Equifax Australasia Credit Ratings Pty Limited (34)	Australia
Equifax Australasia Group Services Pty Limited (34)	Australia
Equifax Australasia HR Solutions Pty Limited (37)	Australia
Equifax Australasia Workforce Solutions Pty Limited (34)	Australia
Equifax Australia Analytical Services Pty Limited (34)	Australia
Equifax Australia Commercial Services and Solutions Pty Limited (34)	Australia
Equifax Australia Decision Solutions Pty Limited (39)	Australia
Equifax Australia Digital Hygiene Pty Limited (40)	Australia
Equifax Australia Digital Pty Limited (40)	Australia
Equifax Australia Group Pty Limited (25)	Australia
Equifax Australia Holdings Pty Ltd (18)	Australia

Equifax Australia Information Services and Solutions Pty Limited (34)	Australia
Equifax Australia Marketing Services Pty Limited (34)	Australia
Equifax Australia Personal Solutions Pty Limited (34)	Australia
Equifax Australia Pty Ltd (27)	Australia
Equifax Canada Co. (30)	Nova Scotia
Equifax Canadian Holdings II Co. (26)	Nova Scotia
Equifax Commercial Services Ltd. (4)	Republic of Ireland
Equifax Consumer Services LLC	Georgia
Equifax Data Services LLC	Georgia
Equifax do Brasil Ltda. (6)(15)	Brazil
Equifax Ecuador C.A. Buró de Información Crediticia (19)	Ecuador
Equifax Enterprise Services LLC	Georgia
Equifax EUA Limited (26)	United Kingdom
Equifax Europe LLC (23)	Georgia
Equifax Finance (Ireland) Unlimited Company (26)	Republic of Ireland
Equifax Fraude, S.L. (26)	Spain
Equifax Funding LLC	Georgia
Equifax Holdings (NZ) Limited (35)	New Zealand
Equifax Information Services LLC	Georgia
Equifax Information Services of Puerto Rico, LLC	Georgia
Equifax Information Technology LLC	Georgia
Equifax International Treasury Services Unlimited Company (18)	Republic of Ireland
Equifax Investment (South America) LLC (6)	Georgia
Equifax Limited (4)	United Kingdom
Equifax Luxembourg S.àr.l. (10)	Luxembourg
Equifax Luxembourg (No. 3) S.àr.l. (14)	Luxembourg
Equifax Luxembourg (No. 7) S.àr.l. (18)	Luxembourg
Equifax Luxembourg (No. 8) S.àr.l.	Luxembourg
Equifax Luxembourg (No. 10) S.àr.l. (14)	Luxembourg
Equifax Luxembourg (No. 11) S.àr.l. (26)	Luxembourg
Equifax New Zealand Holdings (12)	New Zealand
Equifax New Zealand Information Services and Solutions Limited (36)	New Zealand
Equifax (NZ) Holdings Pty Ltd (27)	Australia
Equifax Peru S.A. (6)(19)	Peru
Equifax Pty Limited (33)	Australia
Equifax Receivables Funding LLC	Delaware
Equifax Secure Ltd. (14)	United Kingdom
Equifax Software Systems Private Ltd. (22)	India
Equifax South America LLC (17)	Georgia
Equifax Spain Holdings S.àr.l. (3)(23)	Luxembourg
Equifax Special Services LLC (1)	Georgia
Equifax Technology (Ireland) Limited (26)	Republic of Ireland
Equifax Technology Solutions LLC	Georgia
Equifax UK AH Limited (23)	United Kingdom
Equifax Uruguay S.A. (6)	Uruguay
eThority LLC (2)	South Carolina
Forseva, LLC (29)	Delaware

GetCreditScore Pty Ltd (38)	Australia
Grupo Inffinix, S.A. de C.V. (44)	Mexico
ID Rehab Holdings, Inc. (5)	Delaware
Identity Rehab Corporation (11)	Colorado
IDR Processing, LLC (13)	Colorado
Inffinix Administracion S.A. de C.V. (45)	Mexico
Inffinix Assets S.A. de C.V. (45)	Mexico
Inffinix Limited (45)	Hong Kong
Inffinix Software Comercio, Servicios, Importação e Expostação, Ltda. (45)	Brazil
Inffinix Software, S.A. de C.V. (45)	Mexico
Infosistemas Financieros, S.A. de C.V. (45)	Mexico
IntelliReal LLC	Colorado
Inversiones Equifax de Chile Ltda. (6)	Chile
IXI Corporation	Delaware
JLR, Inc. (21)	Quebec
Kingsway Financial Assessments Pty Ltd (42)	Australia
Knowledge Works, Inc. (1)	Delaware
Net Profit, Inc. (2)	South Carolina
PayNet. Inc. (16)	Ontario
Pioneer Holdings Limited (9)	Guernsey
Plantation RE Holdings LLC	Georgia
Rapid Reporting Verification Company, LLC (2)	Texas
ReachTEL Pty Ltd (40)	Australia
Redbird Insurance, LLC	Georgia
Secure Sentinel Australia Pty Limited (38)	Australia
Servicios Equifax Chile Ltda. (7)	Chile
TALX Corporation (8)	Missouri
TALX UCM Services, Inc. (2)	Missouri
TDX Group Limited (28)	United Kingdom
TDX Indigo Iberia SL (20)	Spain
The Prospect Shop Pty Ltd (40)	Australia
TrustedID, Inc.	Delaware
VA Australia Finance Pty Limited (32)	Australia
VA (NZ) Holdings Limited (43)	New Zealand
Verdad Informatica de Costa Rica, S.A. (17)	Costa Rica
Worxtime, LLC (2)	Georgia
ZIP ID Pty Ltd (34)	Australia

NOTES:

Registrant owns 12.20% of SecureKey Technologies Inc. (Ontario, Canada).

Registrant’s subsidiary Equifax Luxembourg (No. 3) S.àr.l. (Luxembourg) owns 86.39% of Equifax Iberica, S.L. (Spain), which owns 95% of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain), 95% of Equifax Plus, S.L., and 50% of Credinformacoes Informaçoes de Credito Lda. (Portugal), along with Equifax Luxembourg (No. 7) S.àr.l. which owns 25%.

Registrant’s subsidiary Servicios Equifax Chile Ltda. (Chile) owns 60% of Mapcity.com Chile S.A. (Chile), which owns 100% of Mapcity Peru S.A.C. (Peru).

Registrant’s subsidiary Equifax South America LLC (Georgia) owns 82% of Equifax Centroámerica S.A. de C.V. (El Salvador), which owns 100% of Equifax Honduras, Central de Riesgo Privada, S.A. (Honduras).

Registrant’s subsidiary Equifax Luxembourg (No. 3) S.àr.l. (Luxembourg) owns 64.83% of Equifax Paraguay S.A. (Paraguay).

Registrant’s subsidiary Equifax do Brasil Ltda. (Brazil) holds 14.17% of BOA Vista Servicios S.A. (Brazil) and holds 9.5% of Neuroanalitica Participadoes Ltda. (Brazil), which owns 57% of Neurotech Technologica da Informacao S.A. (Brazil).

Registrant’s subsidiary Equifax Luxembourg (No. 3) S.àr.l. (Luxembourg) owns 50% of Equifax Credit Services LLC (Russia).

Registrant’s subsidiary EFX Holdings Ltd. (Mauritius), owns 10% of Equifax Credit Information Services Private Limited (India), along with Equifax Luxembourg (No. 3) S.àr.l. which owns 49.37%.

Registrant’s subsidiary TDX Group Limited (United Kingdom) owns 75% of Integrated Debt Services Ltd. (United Kingdom).

Registrant’s subsidiary Equifax Information Services LLC (Georgia) holds a 33% interest in Opt-Out Services LLC (Delaware), 33% interest in VantageScore Solutions, LLC (Delaware), 33% of New Management Services LLC (Delaware), 25% of Online Data Exchange LLC (Delaware) and 33% of Central Source LLC (Delaware).

Registrant’s subsidiary Equifax New Zealand Information Services and Solutions Limited owns 50% of Veda@Simah (DIFC) and 51% of Equifax Cambodia Holdings Pte Limited (Singapore) which owns 49% of Credit Bureau (Cambodia) Co Ltd (Cambodia). Further, Infocredit Holdings Pte Limited (Singapore) owns 100% of Infocredit Databank Pte Ltd (Singapore) and 100% of Infocredit International Sdn Bhd (Malaysia) which owns 73.4% of Dun & Bradstreet (D&B) Malaysia Sdn Bhd (Malaysia), which owns 25% of Credit Bureau Malaysia Sdn Bhd (Malaysia).

Registrant’s subsidiary Apac BizInfo Pte Limited (Singapore) owns 49% of Infocredit Holdings Pte Limited (Singapore) which owns 75% of Credit Bureau (Singapore) Pte Ltd (Singapore) and 81% of Dun & Bradstreet (Singapore) Pte Ltd (Singapore), which owns 100% of Singapore Commercial Credit Bureau Pte Ltd (Singapore).

Registrant’s subsidiary Equifax Pty Limited (Australia) owns 51% of Creditworks Australia Pty Ltd.

(1)Subsidiary of Equifax Information Services LLC
(2)Subsidiary of TALX Corporation
(3)Subsidiary of Equifax Europe LLC
(4)Subsidiary of Equifax EUA Ltd.
(5)Subsidiary of Equifax Consumer Services LLC
(6)Subsidiary of Equifax South America LLC
(7)Subsidiary of Inversiones Equifax de Chile Ltda.
(8)Subsidiary of Equifax Information Services of Puerto Rico, LLC
(9)Subsidiary of Equifax UK AH Limited
(10)Subsidiary of Equifax Luxembourg (No. 8) S.àr.l.
(11)Subsidiary of ID Rehab Holdings, Inc.
(12)Subsidiary of Equifax (NZ) Holdings Pty Ltd
(13)Subsidiary of Identity Rehab Corporation
(14)Subsidiary of Equifax Americas ScS

(15)Subsidiary of Equifax Investment (South America) LLC
(16)Subsidiary of Knowledge Works, Inc.
(17)Subsidiary of Equifax Spain Holdings, S.àr.l.
(18)Subsidiary of Equifax Luxembourg (No. 10) S.àr.l.
(19)Subsidiary of Servicios Equifax Chile Ltda.
(20)Subsidiary of TDX Group Limited
(21)Subsidiary of Equifax Canada Co.
(22)Subsidiary of EFX Holdings Ltd.
(23)Subsidiary of Equifax Luxembourg (No. 3) S.àr.l.
(24)Subsidiary of Anakam, Inc.
(25)Subsidiary of Equifax Australia Pty Ltd
(26) Subsidiary of Equifax Luxembourg (No. 7) S.àr.l.
(27)Subsidiary of Equifax Australia Holdings Pty Ltd
(28)Subsidiary of Pioneer Holdings Limited
(29)Subsidiary of Equifax Technology Solutions LLC
(30)Subsidiary of Equifax Canadian Holdings II Co.
(31)Subsidiary of Equifax Analytics Private Limited
(32)Subsidiary of Equifax Australia Group Pty Limited
(33)Subsidiary of VA Australia Finance Pty Limited
(34)Subsidiary of Equifax Pty Limited
(35)Subsidiary of VA (NZ) Holdings Limited
(36)Subsidiary of Equifax Holdings (NZ) Limited
(37)Subsidiary of Equifax Australia Commercial Services and Solutions Pty Limited
(38)Subsidiary of Equifax Australia Personal Solutions Pty Limited
(39)Subsidiary of Equifax Australia Information Services and Solutions Pty Limited
(40)Subsidiary of Equifax Australia Marketing Services Pty Limited
(41)Subsidiary of Equifax APAC Holdings Limited
(42)Subsidiary of Equifax Australasia Credit Ratings Pty Limited
(43)Subsidiary of Equifax New Zealand Holdings
(44)Subsidiary of Equifax Acquisition Holdings LLC
(45)Subsidiary of Grupo Inffinix, S.A. de C.V.